                                                         EXHIBIT 5

                          QUANTITATIVE ADVISORS, INC.

                               ADVISORY CONTRACT

       Advisory Contract dated as of October 1, 1996, between QUANTITATIVE ADVISORS, INC., a Massachusetts corporation (the "Manager") and INDEPENDENCE INTERNATIONAL ASSOCIATES, INC., a Massachusetts Corporation (the "Adviser").

       Witnesseth:

        That in consideration of the mutual covenants herein contained, it is agreed as follows:

   1.  SERVICES TO BE RENDERED BY ADVISER TO FUND.

       (a) Subject always to the control of the Trustees of Quantitative Group of Funds, a Massachusetts business trust (the "Fund"), and the Manager, the Adviser, at its expense, will furnish continuously an investment program for the Quantitative International Equity Fund (the "Series") of the Fund. The Adviser will determine what securities shall be purchased, held, sold or exchanged by the Series and what portion, if any, of the assets of the Series shall be held uninvested and shall, on behalf of the Series, make changes in the Series' investments. In the performance of its duties, the Adviser will comply with the provisions of the Agreement and Declaration of Trust and By-laws of the Fund and the stated investment objectives, policies and restrictions of the Series as set forth in the then current Prospectus and/or Statement of Additional Information of the Fund, and will use its best efforts to safeguard and promote the welfare of the Series, and to comply with other written policies which the Trustees or the Manager may from time to time determine and of which the Adviser has received notice and which the Adviser has accepted in writing, and shall exercise the same care and diligence expected of the Trustees. In furnishing an investment program to the Series and in determining what securities shall be purchased, held, sold or exchanged by the Series, the Adviser will do all things necessary so that the Series may qualify as a "regulated investment company" within the meaning of the Internal Revenue Code of 1986, as amended, and will comply with all provisions of applicable Law including, without limitations the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder. The Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Series and to consult with the Manager regarding the investment affairs of the Series.

       (b) The Adviser, at its expense, will (1) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully, (2) keep records relating to the purchase, sale or current status of portfolio securities, and (3) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Series. The Adviser shall have no obligation with respect to the determination of the Series' net asset value except to provide the Fund's Custodian with information as to the securities held in the Series' portfolio. The Adviser shall not be obligated to provide shareholder accounting services.

       (c) The Adviser shall place all orders for the purchase and sale of portfolio investments for the Series' account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to obtain for the Series the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Series the most favorable price and execution available, the Adviser, bearing in mind the Series' best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such written policies as the Trustees or the Manager may determine and of which the Adviser has received notice and which the Adviser has accepted in writing, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Series to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other clients as to which the Adviser or persons controlled by or under common control with the Adviser exercise investment discretion. The Adviser agrees that in connection with purchases or sales of portfolio investments for the Series' account, neither the Adviser or any officer, director, employee or agent of the Adviser shall act as a principal or receive any commission other than as provided in Section 3.

        (d) The Adviser shall not be obligated to pay any expenses of or for the Series not expressly assumed by the Adviser pursuant to this Section 1.

   2.  OTHER AGREEMENTS, ETC.

   It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Adviser, and in any person controlled by or under common control with the Adviser, and that the Adviser and any person controlled by or under common control with the Adviser may have an interest in the Fund. It is also understood that the Adviser and persons controlled by or under common control with the Adviser have and may have advisory, management service or other contracts with other organizations (including without limitation other investment companies and other managed accounts) and persons, and may have other interests and businesses. Advice rendered to the Series shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee or agent of the Fund or of the Manager or by the Adviser of any other series of the Fund.

 3.  COMPENSATION TO BE PAID BY THE MANAGER TO THE ADVISER.

   The Manager will pay to the Adviser as compensation for the Adviser's services rendered and for the expenses borne by the Adviser pursuant to
 Section 1, a fee, computed and paid monthly at the annual rate of 0.5% of the average daily net asset value of the Series. Such fee shall be paid by the Manager and not by the Series out of the management fee paid by the Fund to the Manager pursuant to the Management Contract between the Manager and the Fund or out of any other funds available to the Manager. Such average daily net asset value of the Series shall be determined by taking an average of all the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of such month. Until this Contract is approved by the shareholders of the Series the fees shall be paid to an interest-bearing escrow account. Upon approval of the Contract by the shareholders the fees, including interest earned on the fees, will be paid to the Adviser, provided, however, that if the shareholders do not approve this Contract by the earlier of 120 days after the commencement of this agreement or March 1, 1997, the fees held in escrow shall be paid to the Series.

      If the Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

 4.  ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

 This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract between the Fund and the Manager terminates generally or with respect to the Series; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Advisers.

 5.  EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

 This Contract shall become effective upon its execution, and shall remain in full force and effect as to the Series continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

           (a) The Fund or the Manager may at any time terminate this Contract as to the Series by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser, or

           (b) The Adviser may at any time terminate this Contract as to the Series by not less than one hundred fifty days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager, or

           (c) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Adviser, by vote cast in person at a meeting called for the purpose of voting an such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to the Series at the close of business on the second anniversary of the date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the Series for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Adviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

     Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Series.

     Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

  6. CERTAIN DEFINITIONS.

      For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund or the Series, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund or the Series, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund or the Series, as the case may be, entitled to vote at such meeting, whichever is less.

      For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

  7.  NONLIABILITY OF ADVISER.

      In the absence of willful misfeasance, bad faith or gross negligence on the part, of the Adviser, its officers, directors, employees or agents or reckless disregard of the Adviser's obligations and duties hereunder, neither the Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Fund or to the Manager, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

  IN WITNESS WHEREOF, QUANTITATIVE ADVISORS, INC. and INDEPENDENCE INTERNATIONAL ASSOCIATES, INC. have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.



                                 QUANTITATIVE ADVISORS, INC.



                                 ---------------------------------
                             By: Edward L. Pittman
                                 President

                                 INDEPENDENCE INTERNATIONAL
                                 ASSOCIATES, INC.


                                 ---------------------------------
                             By: Lyle H. Davis
                                 President

                          QUANTITATIVE ADVISORS, INC.
                          ---------------------------

                               ADVISORY CONTRACT
                               -----------------

       Advisory Contract ("Contract") dated as of October 1, 1996, between QUANTITATIVE ADVISORS, INC., a Massachusetts corporation (the "Manager") and INDEPENDENCE INTERNATIONAL ASSOCIATES, INC., a Massachusetts corporation (the "Advisor").

       Witnesseth:

       That in consideration of the mutual covenants herein contained, it is agreed as follows:

  1.   SERVICES TO BE RENDERED BY ADVISOR TO FUND.

       (a) Subject always to the control of the trustees (the "Trustees") of Quantitative Group of Funds, a Massachusetts business trust (the "Trust"), and the Manager, the Advisor, at its expense, will furnish continuously an investment program for the Quantitative Foreign Frontier Fund (the "Fund") of the Trust. The Advisor will determine what securities shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. In the performance of its duties, the Advisor will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated investment objectives, policies and restrictions of the Fund as set forth in the then current Prospectus and/or Statement of Additional Information of the Trust and with other written policies which the Trustees or the Manager may from time-to-time determine and of which the Advisor has received notice and the Advisor has accepted in writing. In furnishing an investment program to the Fund and in determining what securities shall be purchased, held, sold or exchanged by the Fund, the Advisor shall comply in all material respects with all provisions of applicable law governing its duties and responsibilities hereunder, including, without limitation, the Investment Company Act of 1940, the Investment Advisors Act of 1940, and the Rules and Regulations thereunder, and such other laws as may be applicable to its activities as Advisor to the Fund. The Advisor shall make its officers and employees available to the Manager or Trustees from time-to-time at reasonable times to review investment policies of the Fund and to consult with the Manager or Trustees regarding the investment affairs of the Fund.

       (b) The Advisor, at its expense, will (1) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder, (2) keep records relating to the purchase, sale or current status of portfolio securities, (3) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (4) furnish to the Manager such reports and records regarding the Fund and the Advisor as the Manager or Trustees shall from time-to-time request, and, (5) upon reasonable notice, review written references to the Advisor, or its methodology, whether in a Prospectus, Statement of Additional Information, sales material or otherwise. The Advisor shall have no obligation with respect to the determination of the Fund's net asset value, except to provide the Trust's custodian with information as to the securities held in the Fund's portfolio. The Advisor shall not be obligated to provide shareholder accounting services.

       (c) The Advisor shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Advisor. In the selection of such brokers or dealers and the placing of such orders, the Advisor shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such written policies as the Trustees or the Manager may determine, and of which the Advisor has received notice and which the Advisor has accepted in writing, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Trust and to other clients as to which the Advisor or persons controlled by or under common control with the Advisor exercise investment discretion. The Advisor agrees that in connection with purchases or sales of portfolio instruments for the Fund's account, neither the Advisor nor any officer, director, employee or agent of the Advisor shall act as principal or receive any commission other than as provided in Section 3.

       (d) The assets of the Fund shall be held by the Trust's custodian in an account which the Trust has directed the Custodian to open. The Advisor shall at no time have custody or physical control of any of the assets of the Fund. The Manager shall cause such custodian to provide the Advisors with such information and reports concerning the Fund or its assets as the Advisor may from time to time reasonably request and to accept instructions from the Advisor with respect to such assets and transactions by the Fund in the performance of the Advisor's duties hereunder. The Advisor shall have no liability or obligation to pay the cost of such custodian or any of its services.

       (e) Advice rendered to the Fund shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee or agent of the Trust or of the Manager or by the advisor of any other fund of the Trust. Non-public information provided to the Manager on a confidential basis regarding the Advisor's methodology shall not be made publicly available by the Manager, except that such information may be disclosed to the Trustees and may be disclosed to the extent necessary to comply with the federal and state securities laws and, after notice to the Advisor, upon order of any court or administrative agency or self regulatory organization of which the Manager or its affiliates are members.

       (f) The Advisor shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Advisor pursuant to this Section 1.

  2.   OTHER AGREEMENTS, ETC.

       It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and that the Advisor and any person controlled by or under common control with the Advisor may have an interest in the Trust. It is also understood that the Advisor and persons controlled by or under common control with the Advisor have and may have advisory, management, service or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

       Nothing in this Contract shall prohibit the Advisor or any of its affiliates from providing any services for any other person or entity or limit the services which the Advisor or any such affiliate can provide to any person or entity. The Manager understands and agrees that the Advisor and its affiliates perform investment advisory and investment management services for various clients other than the Manager and the Trust. The Manager agrees that the Advisor and its affiliates may give advice and take action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Advisor any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Advisor or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

  3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE ADVISOR.

    The Manager will pay to the Advisor, as compensation for the Advisor's services rendered and for the expenses borne by the Advisor pursuant to
  Section 1, a fee, computed and paid monthly at the annual rate of 0.40% of the aggregate average daily net asset value of the Fund. Such fee shall be paid by the Manager and not by the Fund out of the management fee paid by the Trust to the Manager pursuant to the Management Contract between the Manager and the Trust or out of any other funds available to the Manager. Such average daily net asset value of the Fund shall be determined by taking an average of all the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of each month. Until this Contract is approved by the shareholders of the Series, the fees shall be paid to an interest-bearing escrow account. Upon approval of the Contract by the shareholders, the fees, including interest earned on the fees, will be paid to the Advisor, provided, however, that if the shareholders do not approve this Contract by the earlier of 120 days after the commencement of this agreement or March 1, 1997, the fees held in escrow shall be paid to the Fund.


       If the Advisor shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

  4.   ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS TO
       THIS CONTRACT.

       This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract between the Trust and the Manager is terminated generally, or with respect to the Fund; and this Contract shall not be amended unless (i) such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Fund, and (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor.

  5.   EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

       This Contract shall become effective upon its execution, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

            (a) The Trust or the Manager may at any time terminate this Contract as to the Fund by not more than sixty days' or less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor or

            (b) The Advisor may at any time terminate this Contract as to the Fund by not less than one hundred fifty days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager, or

            (c) If (i) the Trustees of the Trust, or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to the Fund at the close of business on the second anniversary of the date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

       Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

       Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

  6.   CERTAIN DEFINITIONS.

       For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

       For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given by the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

  7.   NONLIABILITY OF ADVISOR.

       In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, its partners, officers, directors, employees or agents or reckless disregard of the Advisor's obligations and duties hereunder, neither the Advisor nor its officers, directors, employees or agents shall be subject to any liability to the Trust or to the Manager, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder, unless the Advisor is claiming indemnity from any of them in connection herewith, but then only to the extent of the indemnity obtained.

  8.   VOTING OF SECURITIES.

       The Advisor shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time and shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

  9.   REPRESENTATIONS AND COVENANTS OF THE MANAGER.

       (a) The Manager represents that the terms of this Contract do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that it has the power, capacity and authority to enter into this Contract and to perform in accordance herewith. In addition, the Manager represents, warrants and covenants to the Advisor that it has the power, capacity and authority to commit the Trust to this Contract; that a true and complete copy of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated objectives, policies and restrictions of the Fund have been delivered to the Advisor; and that true and complete copies of every amendment thereto will be delivered to the Advisor as promptly as practicable after the adoption thereof. The Manager agrees that notwithstanding any other provision of this Contract to the contrary, the Advisor will not be bound by any such amendment until the Advisor has received a copy thereof and has had a reasonable opportunity to review it.

           (b) The Manager acknowledges and agrees that it and the Trust shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws relating to the Trust or the Fund, including, without limitation, the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder, and that the Advisor shall have no liability or responsibility in connection therewith except as to material consented to in writing by the Advisor.

           (c) The Manager shall indemnify and hold harmless the Advisor, its partners, officers, employees and agents and each person, if any, who controls the Advisor within the meaning of any applicable law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party's counsel), joint or several, to which the Advisor or any other Indemnified Party may become subject under any federal or state law as a result of any failure of the Manager or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, or any omission by the Manager, or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, in any document relating to the Trust or the Fund, except any failure or omission caused solely by (i) the incorporation in any such document of information relating to the Advisor which is furnished to the Manager in writing by the Advisor expressly for inclusion in such document or (ii) a breach, of which the Manager was not aware, by the Advisor of its duties hereunder.

           (d) No public reference to, or description of, the Advisor or its methodology or work shall be made by the Manager or the Trust, whether in a prospectus, Statement of Additional Information or otherwise, without the prior written consent of the

  Advisor which will not be unreasonably withheld. In each case, the Manager shall provide the Advisor a reasonable opportunity to review any such reference or description before being asked for such consent.

  10.  REPRESENTATIONS OF THE ADVISOR.

       The Advisor represents that the terms of this Contract do not violate any obligation by which it is bound, whether arising by contract, operation of law, or otherwise, and that it has the power, capacity and authority to enter into this Contract and to perform in accordance herewith.

  11.  GOVERNING LAW.

       This Contract shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws, except to the extent such laws shall be preempted by the Investment Company Act of 1940 or by other applicable laws.

       IN WITNESS WHEREOF, QUANTITATIVE ADVISORS, INC. and INDEPENDENCE INTERNATIONAL ASSOCIATES, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

                                 QUANTITATIVE ADVISORS, INC.



                                 By
                                   ---------------------------
                                   Edward L. Pittman
                                   President

                                 INDEPENDENCE INTERNATIONAL ASSOCIATES, INC.



                                 By
                                   ---------------------------
                                   Lyle H. Davis
                                   President